UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a party other than the Registrant  ☑

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Tribune Publishing Company

(Name of Registrant as Specified In Its Charter)

Gannett Co., Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

At the 2016 Annual Meeting of Stockholders of Tribune Publishing Company (“Tribune”) held on June 2, 2016, the Tribune stockholders unaffiliated with Tribune or Tribune’s Chairman, Michael Ferro, voted on the election of Tribune’s directors with the following results:

TRIBUNE PUBLISHING COMPANY

UNAFFILIATED SHARES VOTING ON THE ELECTION OF DIRECTORS*

Director	For	% of Votes Cast	Withheld	% of Votes Cast
Carol Crenshaw	11,337,384	50.36%	11,173,560	49.64%
Justin C. Dearborn	10,936,369	48.76%	11,490,448	51.24%
David E. Dibble	9,295,501	41.45%	13,129,043	58.55%
Michael W. Ferro, Jr.	11,052,006	49.28%	11,374,811	50.72%
Philip G. Franklin	9,239,212	41.20%	13,185,332	58.80%
Eddy W. Hartenstein	11,117,849	49.59%	11,303,876	50.41%
Richard A. Reck	11,249,294	50.17%	11,175,250	49.83%
Donald Tang	11,249,530	50.17%	11,175,014	49.83%

* Votes reported by Tribune Publishing Company on its Form 8-K dated June 6, 2016, excluding shares held by Merrick Media, LLC, Tribune Media Company and Tribune’s officers and directors, as reported in Tribune’s definitive proxy statement for the 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 19, 2016.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Gannett has made for a business combination transaction with Tribune. In furtherance of this proposal and subject to future developments, Gannett (and, if a negotiated transaction is agreed, Tribune) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Gannett and/or Tribune may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE PROXY STATEMENTS OR OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO THE PROPOSED TRANSACTION CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement with respect to the proposed transaction (if and when available) will be mailed to stockholders of Tribune. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transaction. However, Gannett and/or Tribune and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016, and Gannett’s annual report on Form 10-K for the fiscal year ended December 27, 2015, which was filed with the SEC on February 25, 2016. You can find information about Tribune’s directors and executive officers in Tribune’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 19, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.